UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2010

LAWSON SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On December 20, 2010, Lawson Software, Inc. (the Company) announced that it has agreed to acquire Enwisen, Inc. (Enwisen), a Delaware corporation. Enwisen, a Novato, California-based company and leading software-as-a-service provider of human resource service delivery and workforce communication solutions used by many of the world’s leading companies. Under the definitive Agreement and Plan of Merger (the Agreement), Lawson Software Americas, Inc. (a wholly owned subsidiary of the Company), through a newly created subsidiary, has agreed to acquire all the outstanding stock of Enwisen for an enterprise value of $70 million cash (subject to certain post-closing adjustments) plus a contingent earnout payment of $5 million cash if the earnout conditions have been satisfied as of June 30, 2012. The purchase price will be paid out of the Company’s existing cash balances.

Enwisen has been a Lawson strategic partner since 2008. Through the existing partnership, Lawson has packaged and sold the AnswerSource products to Lawson customers and these products already work in tandem with other Lawson HR solutions. The Enwisen AnswerSource suite helps companies transform and improve their delivery of HR services using fewer resources and lowering costs. With the addition of this suite of applications, HR service delivery will become a new strategic component of the Lawson Human Capital Management (HCM) System, giving Lawson one of the broadest solution sets targeted at the HCM software market.  The Lawson Human Capital Management system will include four components – Human Resource Management, Talent Management, Workforce Management and the new component, HR Service Delivery.

The Agreement contains representations, warranties and covenants that are customary for a transaction of this size and nature.  The completion of the acquisition is subject to customary closing conditions, regulatory approvals and approval by Enwisen shareholders.  The Company anticipates closing the transaction by December 31, 2010.

A copy of the press release related to the Agreement is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press release of Lawson Software, Inc. issued December 20, 2010 relating to the Company’s agreement to acquire Enwisen.

This Current Report on Form 8-K contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The Company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to the risk factors listed in the Company’s most recent Annual Report on Form 10-K for the year ended May 31, 2010, filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date:	December 20, 2010	By: /s/ Stefan B. Schulz

Stefan B. Schulz
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)